Exhibit 3

                       DESCRIPTION OF REGISTRATION RIGHTS

A.         DEFINITIONS.

           As used herein, the following definitions shall be applicable:

           "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

           "NASD" shall mean the National Association of Securities Dealers,
Inc.

           "Prospectus" shall mean any preliminary prospectus and final prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission.

           "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration of securities of such issuer under the Securities Act.

           "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

           "Seller" shall mean each holder of Exchange Shares for whom securities are included or proposed to be included in a Registration Statement filed or proposed to be filed by Leucadia.

           "Transfer" shall mean any sale, pledge, assignment, encumbrance or disposition of any Exchange Shares or of any part thereof or interest therein, including an offer to transfer, whether or not such transfer would constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

B.         LEGENDS.

           (1) Unless and until removed as provided in the next paragraph, each certificate evidencing Exchange Shares shall bear a legend in substantially the following form:

                     "The transfer of this certificate and the shares evidenced hereby is subject to certain restrictions contained in Exhibit 1 of the Agreement and Plan of Reorganization dated February 23. 1989, and the holder of this certificate by acceptance hereof agrees to be bound by such restrictions. A copy of such Agreement and Plan of Reorganization is on file with the Secretary of Leucadia."

           Leucadia may issue such "stop transfer" instructions to its transfer agent with respect to all or any of the Exchange Shares as it deems appropriate to prevent any violation of the provisions hereof or of the Securities Act.

           (2) Leucadia shall issue a new certificate which does not contain the legend set forth above if (i) the shares represented thereby are sold pursuant to a Registration Statement (including a current Prospectus) which has become and is effective under the Securities Act or (ii) the staff of the Commission shall have issued a "no action" letter to the effect that, or counsel acceptable

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to Leucadia shall have rendered its opinion (which opinion shall be acceptable to Leucadia) that, such securities may be sold without registration under the Securities Act.

C.         NOTICE OF TRANSFER, OPINION OF COUNSEL.

           If a holder of Exchange Shares proposes to transfer all or a portion of such securities, such holder shall give Leucadia written notice specifying the securities involved and describing the manner in which the proposed transfer is to be made, together with either (i) an opinion of counsel satisfactory to Leucadia stating in substance that registration under the Securities Act is not required with respect to such transfer or (ii) a "no action" letter from the staff of the Commission with respect to such transfer. Following delivery of a notice accompanied by an opinion of counsel to the effect set forth above or by such a "no action" letter, such holder shall have the right to transfer, in a manner consistent with its notice to Leucadia, the Exchange Shares proposed to be transferred, unless Leucadia determines within 20 days following such delivery that registration under the Securities Act is required with respect to such proposed transfer. Such holder shall cooperate with Leucadia for the purpose of permitting such determination to be made, including, to the extent deemed necessary by Leucadia, procuring and delivering to Leucadia an investment letter signed by the proposed transferee.

D.         DEMAND REGISTRATION.

           (1) Upon a written demand by a holder or holders of at least 250,000 Exchange Shares (or such other equivalent number of shares as may result from a reclassification, subdivision or combination of Leucadia Shares into a greater or smaller number of shares) that not less than 250,000 of such Exchange Shares be registered (which demand shall specify its intended method of disposition), Leucadia shall promptly give written notice of such demand to all other holders of Exchange Shares and shall use its best efforts to effect the registration under the Securities Act of:

                      (a) the Exchange Shares which Leucadia has been demanded to register pursuant to this paragraph D for a disposition in accordance with the proposed method of disposition described in said demand; and

                      (b) all other Exchange Shares the holders of which shall have made written request (stating the proposed method of disposition of such securities by prospective Seller) to Leucadia for the registration thereof within 20 days after giving of such written notice by Leucadia, all to the extent requisite to permit the disposition (in accordance with the proposed methods thereof, as aforesaid, as long as such proposed methods are consistent with the original demand) by the prospective Seller or Sellers of such securities.

           (2) Leucadia's obligation to effect a registration hereunder is subject to the conditions that:

                      (a) TLC and its transferees shall not be entitled to more than a total of five separate registration statements on Form S-2, S-3 or other comparable short form of registration statement; provided, however, that no such S-3 or comparable short form need by filed until the earlier of the 90th day after the end of any fiscal year of Leucadia or the date on which Leucadia's audited financial


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           statements for such fiscal year are available, nor shall more than one such form be required to be filed in any 12-month period.

                      (b) Leucadia shall not be required to have a special audit of its financial statements for inclusion in such Registration Statement; but if the rules and regulations of the Commission otherwise require such a special audit, Leucadia may delay the filing or effectiveness of the Registration Statement until such time as Leucadia receives its audited financial statements for its then current fiscal year.

                      (c) Leucadia shall not be required to effect any registration in accordance with paragraph D(1) hereof if (i) in the written opinion of counsel to Leucadia such registration may not be appropriately effected in light of any material pending transaction of Leucadia or its subsidiaries, or (ii) any registration of any underwritten public offering of securities made on behalf of Leucadia has become effective within ninety (90) days prior to the anticipated effective date of any registration requested pursuant to paragraph D(1) hereof.

E.         GENERAL.

           If and whenever Leucadia is required by the provisions herein to use its best efforts to effect the registration of any of its securities under the Securities Act, Leucadia shall, as expeditiously as possible:

                      (1) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective;

                      (2) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of 30 days or the completion of the distribution and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method of disposition by the Seller or Sellers thereof set forth in such Registration Statement for such period;

                      (3) furnish to each Seller such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request in order to facilitate the disposition of the securities owned by such Seller;

                      (4) use its best efforts to register or qualify Exchange Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such Exchange Shares during the period provided in paragraph E(2); and

                      (5) (a) notify each Seller of any Exchange Shares covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the


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           Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of any such Seller prepare and furnish to such Seller a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

F.         EXPENSES.

           If and whenever Leucadia is required by the provisions herein to effect the registration of any Exchange Shares under the Securities Act, Leucadia shall pay all expenses arising out of or related to the preparation, filing, amendment and supplementing of a Registration Statement, including, without limitation, all legal and accounting fees, Commission filing fees, NASD filing fees, printing costs, registration or qualification fees and expenses to comply with "blue sky" or other state securities laws, the fees of other experts and any reasonable expenses or other compensation paid to the underwriters (other than those required by the next succeeding sentence to be paid by the Sellers). Each Seller shall be required to bear underwriting commissions and discounts and transfer taxes, if any, payable in connection with the sale of Exchange Shares.

G.         INDEMNIFICATION.

           In the event of the registration of any Exchange Shares under the Securities act pursuant to the provisions herein, Leucadia agrees to indemnify and hold harmless the Seller of such Exchange Shares, each underwriter, if any, of such Exchange Shares, and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter or controlling person may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Exchange Shares were registered under the Securities Act, or any Prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Seller, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Leucadia will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or preliminary prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to Leucadia by such Seller, underwriter or controlling person specifically for use in preparation thereof; and provided further, however, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter (or any person who so controls such underwriter) for any such loss, claim, damage, liability or action asserted by a person who purchased any Exchange Shares from such


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underwriter if a copy of the final Prospectus was not delivered or given to such person by such underwriter at or prior to the written confirmation of the sale to such person.

           In the event of the registration of any Exchange Shares under the Securities Act pursuant to the provisions hereof, each Seller of Exchange Shares agrees to indemnify and hold harmless and to use its best efforts to cause each underwriter, if any, of such Exchange Shares and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, to indemnify and hold harmless Leucadia, each person who controls Leucadia within the meaning of section 15 of the Securities Act, each of its officers who signs the Registration Statement, and each director of Leucadia from and against any and all losses, claims, damages or liabilities, joint or several, to which Leucadia, such controlling person or any such officer or director may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Exchange Shares were registered under the Securities Act, any Prospectus or preliminary prospectus contained therein, or amendment or supplemental thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon, and in conformity with, written information furnished to Leucadia by such Seller, controlling person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse Leucadia, such controlling person and each such officer and director for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           Promptly after receipt by an indemnified party of notice of the commencement of any action such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this paragraph G. In any case such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnified party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

H.         TRANSFEREES.

           In the event that any of the Exchange Shares shall at any time be transferred by the holder hereof or thereof other than pursuant to an effective Registration Statement, the rights herein conferred shall extend to the transferee of such securities.




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